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BDO Seidman, LLP
Accountants and Consultants

1900 Avenue of the Stars
11th Floor
Los Angeles, California 90067
Telephone: (310) 557-0300
Fax: (310) 557-1777

November 23, 1999

Mr. Robert A. Spigno
President
24307 Magic Parkway
PMB 41
Valencia, CA 91355

Dear Mr. Spigno:

This is to confirm that the client-auditor relationship between Conectisys, Inc. (Commission File Number 33-3560D) and BDO Seidman, LLP has ceased.

Sincerely,



BDO Seidman, LLP


cc: Office of the Chief Accountant

SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549